UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 30, 2006

Neoware, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-21240 (Commission File Number)	23-2705700 (IRS Employer Identification No.)

3200 Horizon Drive, King of Prussia, Pennsylvania (Address of Principal Executive Offices)	19406 (Zip Code)

(610) 277-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

At the Neoware, Inc. (the “Company”) Annual Meeting of Stockholders held on November 30, 2006, the Company’s stockholders approved the Company’s Amended and Restated 2004 Equity Incentive Plan (the “Plan”) to reserve an additional 1,200,000 shares for issuance under the Plan, and to provide that no more than 300,000 shares may be issued as restricted share awards, that shares may not again be made available for issuance as awards under the Plan if they are exchanged or withheld to pay the exercise price of an award or to satisfy withholding tax obligations related to an outstanding award, or are retained or repurchased by the Company under certain other circumstances, and to permit up to 120,000 shares to be issued as restricted shares and restricted share units with vesting based on continued employment or the passage of time over a period of less than one year. Additional information regarding the Plan is contained in the Company’s Proxy Statement for the Annual Meeting of Stockholders filed with the Securities and Exchange Commission on October 30, 2006. A copy of the Plan, as amended, is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following documents are filed as exhibits to this report.

10.1†	Amended and Restated 2004 Equity Incentive Plan

†	Management contract or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2006	Neoware, Inc.
(Registrant)
/s/ Keith D. Schneck

Keith D. Schneck
Executive Vice President and Chief Financial Officer